UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 27, 2013

SCHOOL SPECIALTY, INC.

(Exact name of registrant as specified in its charter)

Wisconsin	000-24385	39-0971239
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

W6316 Design Drive Greenville, Wisconsin 54942
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:  (920) 734-5712

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On February 27, 2013, School Specialty, Inc. (the “Company”) and certain of its wholly-owned subsidiaries (collectively with the Company, the “Debtors”) entered into certain agreements, described below, in connection with its previously filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) seeking relief under the provisions of Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”).

The Debtors continue to operate their businesses in the ordinary course as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

On February 27, 2013, the Debtors entered into the following agreements:

(A)

a Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “Ad Hoc DIP Agreement”) by and among the Company, certain of its subsidiaries, U.S. Bank National Association, as Administrative Agent and Collateral Agent and the lenders party to the Ad Hoc DIP Agreement (the “Lenders”); and

 (B)

an amendment to the Debtor-in-Possession Credit Agreement (the “Asset-Based Credit Agreement”) by and among Wells Fargo Capital Finance, LLC (as Administrative Agent, Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner) and GE Capital Markets, Inc. (as Co-Collateral Agent, Co-Lead Arranger and Joint Book Runner and Syndication Agent), General Electric Capital Corporation (as Syndication Agent), and the lenders that are party to the Asset-Based Credit Agreement (the “Asset-Based Lenders”) and the Company and certain of its subsidiaries (the “ABL Amendment”).

Ad Hoc DIP Agreement

On February 27, 2013, the Company entered into the Ad Hoc DIP Agreement.  The Ad Hoc DIP Agreement provides for a senior secured, super-priority revolving credit facility of up to $155 million (the “Ad Hoc Facility”), with an initial borrowing upon closing of $130 million, and subsequent anticipated borrowings of $15 million following the entry of the final order of the Bankruptcy Court and up to an additional $10 million (in total) on May 20, 2013 and May 27, 2013 upon the satisfaction of certain conditions.

The principal amounts outstanding under the Ad Hoc Facility bears interest based on applicable LIBOR or base rates plus margins as set forth in the Ad Hoc DIP Agreement. Upon the occurrence of an event of default in the Ad Hoc DIP Agreement, an additional default interest rate of 2.0% per annum applies. The Ad Hoc DIP Agreement also provides for certain additional fees payable to the agents and lenders.

Borrowings under the Ad Hoc DIP Agreement are required to be used (i) to provide working capital for the Company during the Chapter 11 Cases in the ordinary course of business and other costs and expenses of administration of the Chapter 11 Cases, in an aggregate principal amount not to exceed $60,000,000 less any amounts used to prepay amounts outstanding under the Bayside DIP Agreement (as defined below), (ii) to refinance the outstanding balance of principal, accrued interest and other fees and charges due under the Prepetition Term Loan Agreement (as defined below) in an aggregate principal amount not to exceed $67,000,000 other than amounts thereunder related to the Early Payment Fee and Default Interest (as defined in and calculated under the Prepetition Term Loan Agreement), (iii) to refinance the outstanding balance of principal, accrued interest and other fees and charges due under the Bayside DIP Agreement in an aggregate principal amount not to exceed $25,000,000, (iv) to fund the escrow account which may be used, if and to the extent set forth in the Ad Hoc DIP Agreement, for potential payment to Bayside of the Early Payment Fee and Default Interest and (v) to pay fees and expenses related to the Ad Hoc DIP Agreement and the other loan documents.

The Ad Hoc DIP Agreement provides for certain customary events of default and affirmative and negative covenants, including affirmative covenants requiring the Company to provide financial information, appraisals, budgets and other information, and negative covenants restricting the ability of the Company and its subsidiaries to incur additional indebtedness, grant liens, make investments, make certain payments, sell assets, suspend business activities or take certain other actions.

Pursuant to a Security and Pledge Agreement, the Ad Hoc Facility is secured by a first priority security interest in substantially all of the assets of the Company and the guarantor subsidiaries. Pursuant to the interim order of the Bankruptcy Court, the Lenders under the Ad Hoc DIP Agreement have (a) a first priority security interest in all interests in unencumbered property, avoidance actions under the Bankruptcy Code, and certain other assets of the Company and its subsidiaries, (b) an interest in and lien upon all Term Loan Priority Collateral equal and ratable to the lien and security interest granted in such Term Loan Priority Collateral to secure the loan amongst the Company and the Asset-Based Lenders, and (c) a second priority security interest in accounts, inventory and certain other assets of the Company and the subsidiary guarantors, subordinate only to the first priority security interest of and lien granted to the Asset-Based Lenders in such assets under certain interim and final orders of the Bankruptcy Court entered on January 31, 2013 and February 26, 2013, and a first priority security interest in all other assets.

Asset-Based Credit Agreement Amendment

The ABL Amendment provides for certain amendments to the Asset-Based Credit Agreement in connection with terminating the Bayside DIP Agreement and entering into the Ad Hoc DIP Agreement.  Among other things, the ABL Amendment amends the Asset-Based Credit Agreement to provide for an amendment fee, to change the calculation of the revolving loan availability, and to make certain other technical amendments.

Capitalized terms used but not defined in this Item 1.01 have the meanings ascribed to them in the respective agreement to which they relate.  The foregoing descriptions of the Ad Hoc DIP Agreement, the ABL Amendment and the other agreements described herein do not purport to be complete and are qualified in their entirety by the full text of such agreements.

Item 1.02

Termination of a Material Definitive Agreement.

The Company paid certain amounts described in Item 1.01 above in connection with the termination of (i) the Senior Secured Super Priority Debtor-in-Possession Credit Agreement (the “Bayside DIP Agreement”) by and among the Company, certain of its subsidiaries, Bayside Finance, LLC (“Bayside”) (as Administrative Agent and Collateral Agent), and the lenders party to the Bayside Credit Agreement, dated as of January 28, 2013, and (ii) the Credit Agreement dated as of May 22, 2012, by and among the Company, certain subsidiaries of the Company, Bayside (as Administrative Agent and Collateral Agent), and the lenders under that agreement (the “Prepetition Term Loan Agreement”).

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K regarding the Ad Hoc DIP Agreement and the ABL Amendment is incorporated by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCHOOL SPECIALTY, INC.

Dated: March 5, 2013	By: /s/ David Vander Ploeg
David Vander Ploeg Chief Financial Officer

5